UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

Zenosense, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54936	26-3257291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avda Cortes Valencianas 58, Planta 5 46015 Valencia, Spain	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 34 960454202

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Amendment to MML Subscription and Shareholders’ Agreement

On December 6, 2016, Zenosense, Inc. (the “ Company ”) entered into an amendment (the “ Amendment”) to a Subscription and Shareholders’ Agreement, dated June 20, 2016, as amended on September 29, 2016 (the “MIDS Agreement”), relating to the Company’s Joint Venture vehicle, MIDS Medical Limited (“ MML” ).

The MIDS Agreement provided for a series of payments (the “Phase 1 Payments”) from the Company to MML for an aggregate amount of $650,000 to fund a planned development timeline.

MML, with the agreement of the Company, is now exploring a potential enhancement to the MIDS nanoparticle detection method. MML believes this development could deliver benefits to its novel Point of Care cardiac device, MIDS Cardiac™, which is currently under development. As a result, design and testing work outside of the original project plan and timeline is now being conducted. This work is scheduled to be completed in early 2017 and is being carried out at a minimal cost. The development schedule has been amended accordingly, certain previously planned development work having been deferred, which has allowed for the postponement of certain Phase 1 Payments. Accordingly, the balance of the outstanding Phase 1 Payments have been amended by the Amendment to be payable in the following amounts on these dates: (a) on within 10 days of December 6, 2016, a payment of $22,500; (b) on or before January 31, 2017, a payment of $152,500; (c) on or before February 31, 2017, a payment of $130,000; and (d) on or before March 31, 2017, a payment of $75,000. All other provisions and terms of the MIDS Agreement and the aggregate amount of the Phase 1 Payments remain the same.

Amendment to Unsecured Convertible Note

On September 29, 2016, the Company issued an unsecured convertible note (the “Note”) in the principal amount of $60,000 to the holder of the Company’s senior notes (the “Holder”) in exchange for a loan of $60,000. Under the terms of the Note, the Company also granted an option (the “ Option Loans ”) to the Holder to provide four additional unsecured convertible loans (each a “Conversion Loan”) to the Company: (a) on or before October 31, 2016, a Conversion Loan of $140,000; (b) on or before November 30, 2016, a Conversion Loan of $170,000 (c) on or before January 31, 2016, a Conversion Loan of $180,000; and (d) on or before March 31, 2017, a Conversion Loan of $100,000. On October 27, 2016, the Company issued the first Option Loan in the principal amount of $140,000 to the Holder in exchange of a loan of $140,000.

On December 6, 2016, the Company and the Holder entered into an amendment to the Note (the “Note Amendment”) reflecting the change in the Phase 1 Payments schedule. The Note Amendment revised the Conversion Loan schedule and amount and allows the Holder to provide four unsecured convertible loans to the Company (the “New Option Loans”): (a) on December 6, 2016, a Conversion Loan of $30,000; (b) on or before January 31, 2017, a Conversion Loan of $180,000; (c) on or before February 28, 2017, a Conversion Loan of $140,000; and (d) on or before March 31, 2017, a Conversion Loan of $100,000. All other terms and conditions of the New Option Loans are the same as the Option Loans.

Simultaneously with the execution of the amendment, the Company issued a New Option Loan in the principal amount of $30,000.

The securities issued and to be issued under the December 2016 Option Loan are not and will not be registered under the Securities Act of 1933, as amended (the “ Securities Act ”), and therefore may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The securities will bear an appropriate restrictive legend. The securities were issued in reliance upon the exemption from registration provided by Section 4(2) of Regulation D of the Securities Act to a sophisticated, non-United States based, accredited investor.

Item 2.03                      Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this item.

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENOSENSE, INC.
Date: December 7, 2016	By:	/s/ Carlos Jose Gil
Carlos Jose Gil, President and Chief Executive Officer